Investment Transfer Agreement

Party A: Yangguang Shixun Media (Beijing) Co., Ltd
Legal Representative: Liu Baoshun

Party B: Dongguan Hanyu Software Tech Co., Ltd
Legal Representative: Liu Xusheng

Party C: Beijing China Media Advertisment Co.. oLtd
Legal Representative: Xu Wen

Party D: Beijing Zhonghai Rongtong Culture Broadcasting Co., Ltd
Legal Representative: Zhou Jun

“Xiao Mo Dou - Children Animation Series” is a cooperative investment project among Parties A, B and C. Party C provided investment for the production of the program and the actual investment amount is RMB 33,500,000. Due to various reasons, Party C agreed to transfer all the investment and legal interest related to the program of “Xiao Mo Dou - Children Animation Series” to Party D and Party D agreed to accept the transfer. Now Parties A, B, C and D mutually agreed as follows:

1.
By March 20, 2010, Party C shall transfer all the investment of RMB 33,500,000 in “Xiao Mo Dou - Children Animation Series” to Party D at the price of RMB 35,170,000, together with the related legal rights and interests.

2.
Party D shall transfer 20% of the agreed transfer amount to the designated bank account of Party C within 3 days after the effectiveness of this agreement and the remaining amount will be paid as follows: 20% of the total amount at the 2nd quarter and 30% of the total amount for each of 3rd and 4th quarter of the year.

3.
If Party D is unable to pay on time, a daily penalty of 0.01% of the remaining payment will be charged to Party D.  In case of breach of agreement by Party D that causes damage to Party C and the penalty paid by party D is less than the actual loss, party D shall pay additional compensation to cover Party C’s loss.

4.
Party C shall guarantee that it has the total ownership and disposal right of the investment project and shall not sell, transfer or dispose in any other manner any legal or beneficial interest in the investment.  Otherwise, Party C shall shoulder all the economic and legal responsibilities.

5.
After the signing of this agreement, the cooperation between Parties A, B and C is deemed to be terminated for the project of “Xiao Mo Dou - Children Animation Series” and the project shall be the cooperation among Parties A, B and D.

6.	The Agreement is effective immediately after the signing of all four parties.

7.	Dispute Resolution
In the case of disputes, the parties shall resolve through friendly consultation and if unsuccessful, then resort to the Beijing Arbitration Commission for resolution.

Party A
/s/ Liu Baoshun
Yangguang Shixun Media (Beijing) Co., Ltd
March 26, 2009

Party B:
/s/ Liu Xusheng
Dongguan Hanyu Software Tech Co., Ltd
March 26, 2009

Party C:
/s/ Xu Wen
Beijing China Media Advertisment Co.. oLtd
March 26, 2009

Party D:
/s/ Zhou Jun
Beijing Zhonghai Rongtong Culture Broadcasting Co., Ltd
March 26, 2009